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                                                                   EXHIBIT 10.21


Fresenius USA, Inc.                                  dated as of January 3, 1995
2637 Shadelands                                      Dept.: LEX/dmq
Walnut Creek, CA  94598                              Ref.: LAN/8979
                                                     Tel.: (213) 627-8200

Attn.:  Mr. Heinz Schmidt
        Vice President Finance

Ladies and Gentlemen:

We are pleased to advise you that Deutsche Bank AG Los Angeles Branch, New York Branch and/or Cayman Islands Branch (the "Bank") holds available to Fresenius USA, Inc., a Massachusetts corporation (the "Borrower"), a line of credit (the "Facility") in the aggregate principal amount of US$20,000,000.00 (the "Commitment") from the date hereof until January 2, 1998 (such date, or if earlier, the date of termination of the Commitment hereunder, the "Final Maturity Date"). Within the limits of the Commitment the Borrower may borrow, repay or prepay and reborrow under this letter agreement (the "Agreement"). This Facility shall at all times be secured by a perfected first ranking security interest in the Borrower's accounts receivable pursuant to the terms and conditions in the Bank's Security Agreement (as defined below).

Subject to the terms and conditions of this Agreement, this Commitment may be utilized by the Borrower in the form of loans and/or letters of credit provided that the aggregate principal amount of loans outstanding at any one time, credit extensions by way of letters of credit, and unreimbursed drawings under letters of credit does not exceed US$20,000,000.00.

I.   LOANS

         1. Domestic dollar loans bearing a per annum interest rate equal to the Bank's floating Base Rate (as defined in the attached note); such loans shall be evidenced by a note in the form of Exhibit A hereto (the "Note").

         2. Alternatively, the Borrower may request the Bank to make, and, subject to the satisfaction of the conditions precedent herein contained the Bank shall make, one or more Eurodollar loans in minimum amounts of $1,000,000 and multiples of $100,000 in excess thereof thereafter with interest periods (each an "Interest Period") up to one year in duration as requested by the Borrower in the notice of borrowing (such notice in the form of Exhibit G attached hereto, a "Notice of Borrowing") delivered by the Borrower in connection with such loan and agreed to by the Bank. The precise duration of each Interest Period requested will be calculated by the Bank according to its Eurodollar practices; provided that no Interest Period shall end after the Final Maturity Date. Eurodollar loans shall bear a per annum interest rate at a margin of 0.60 percent in excess of the rate at which Deutsche Bank AG Cayman Islands Branch can obtain U.S. Dollar deposits for the Interest Period requested, in the New York Market during New York business hours. Interest shall be based on the bank basis of a year of 360 days and the exact number of days elapsed. Such loans shall be evidenced by the Note.
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II.  LETTERS OF CREDIT

Documentary and standby letters of credit, the terms and charges with respect to which letters of credit will be mutually agreed upon on a case-by-case basis. Such letters of credit will be subject to our commissions, fees and out-of-pocket expenses as negotiated on a case-by-case basis.

In addition to the documents required pursuant to Section V below, the Borrower shall have, prior to the issuance of a letter of credit, supplied the Bank with
(i) a duly completed application (specimen attached as Exhibit F) and (ii) the respective text, in form and substance satisfactory to the Bank, of the proposed standby letter of credit.

Subject to the terms of this Agreement, each letter of credit transaction will be handled in accordance with the Bank's usual practice.

Effective as of the date hereof, (i) the CAD$3,000,000 letter of credit (Number: 839-53110), issued by the Bank for the account of the Borrower on September 26, 1994 (the "Canadian Letter of Credit") shall be deemed issued and outstanding under the Facility, (ii) the Borrower's rights and obligations with respect to the Canadian Letter of Credit shall be governed by the Loan Documents, and (iii) the Borrower's obligations with respect to such letter of credit shall be secured by the Collateral (as defined in the Security Agreement). For purposes of any calculation of the amounts outstanding under the Facility required to be made hereunder on any day (including, without limitation, any calculation of outstanding obligations for purposes of determining the amount of usage of the Commitment or for purposes of determining compliance with financial ratios), the Bank will compute the United States Dollar equivalent of the Canadian dollar obligations of the Bank with respect to the Canadian Letter of Credit using a rate of exchange equal to the rate of exchange which in accordance with normal banking procedures the Bank could purchase Canadian dollars with United States Dollars on such day.

III. ORIGINATION FEE/COMMITMENT FEE

The Borrower agrees to pay to the Bank the following:

         1. A one-time up-front fee in the amount of US$10,000.00, which shall be due and payable on the date this Agreement is signed by the Borrower;

         2. A commitment fee (the "Commitment Fee") of 0.125% per annum of the average daily unused portion of the Commitment, commencing on the date this Agreement is signed by the Borrower. This Commitment Fee, which shall be based on the actual number of days elapsed on a 360-day year, shall commence to accrue beginning on the date hereof and shall be payable quarterly in arrears on the last business day of each calendar quarter; and

         3. With respect to letters of credit, such commissions, fees and out-of-pocket expenses as are negotiated on a case-by-case basis at the time each letter of credit is issued.

IV.  COVENANTS

The Borrower covenants and agrees from the date hereof until the Commitment has terminated, each letter of credit issued hereunder has terminated, and any and all obligations and liabilities hereunder, together with interest and other costs and expenses, in each case owing to the Bank, have been paid in full that:
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         A.         AFFIRMATIVE COVENANTS

         The Borrower shall, and, in the case of subparagraphs (a) through (i),
         (m) and (p) of this paragraph IV. A., shall cause each subsidiary (each such subsidiary, a "Restricted Subsidiary") having total assets (determined in accordance with generally accepted accounting principles, consistently applied) in excess of 5% of the total consolidated assets (determined in accordance with generally accepted accounting principles, consistently applied) of the Borrower and its consolidated subsidiaries, to:

         (a)     maintain adequate insurance;

         (b) duly pay and discharge all taxes or other claims which might become a lien upon any of its property except to the extent that such items are bring in good faith appropriately contested;

         (c) maintain, preserve and keep its properties in good repair, working order and condition, and make all reasonable repairs, replacements, additions, betterments and improvements thereto;

         (d) conduct its business in substantially the same manner and in substantially the same fields as such business is carried on and conducted on the date hereof;

         (e) except as otherwise provided in Section IV. B.(c) below, maintain its corporate existence;

         (f) pay all stamp or issuance taxes, if any, payable by reason of the execution, delivery or issuance of the Loan Documents (as defined below) under any applicable ordinance or statute now existing or hereafter enacted, and the Borrower shall at all times indemnify and hold harmless the Bank against any liability in respect thereof;

         (g) maintain its books and records in accordance with generally accepted accounting principles, consistently applied, and permit the Bank to make or cause to be made, at the Bank's expense, inspections and audits of any books, records and papers of the Borrower and its subsidiaries and to make extracts therefrom at all such reasonable times and as often as the Bank may reasonably require;

         (h) use the proceeds of all loans made pursuant to this Agreement for general corporate purposes;

         (i)     maintain as part of its corporate name the "Fresenius" name;

         (j) maintain at the end of each calendar quarter a ratio of its Consolidated EBITDA (computed for the previous twelve months) to Consolidated Interest Expense (computed for the previous twelve months) of at least 3:1 (all to be determined in accordance with generally accepted accounting principles consistently applied). "Consolidated EBITDA" shall mean, for any period of determination thereof, the consolidated net income (excluding any extraordinary gains) of the Borrower and its subsidiaries on a consolidated basis for such period before interest expenses, provision for federal and state income taxes, depreciation and amortization, in each case for such period. "Consolidated Interest Expense" shall mean, for any period of determination thereof, the total interest expense (including, without limitation, interest expense attributable to capitalized leases in accordance with generally accepted accounting principles, but excluding from such total
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                 interest expense, any interest paid to Fresenius AG) of the
                 Borrower and its subsidiaries for such period determined on a consolidated basis;

         (k) maintain at all times Consolidated Tangible Net Worth in an amount not less than $15,000,000 plus (i) 100% of the net proceeds of the issuance of any stock of the Borrower after the date hereof and (ii) 50% of consolidated net income of the Borrower and its subsidiaries, if positive, for each fiscal quarter after March 31, 1994. "Consolidated Tangible Net Worth" shall be equal to total stockholders' equity minus intangibles (including, without limitation, patents, copyrights, trademarks, and goodwill), all determined in accordance with generally accepted accounting principles consistently applied;

         (l) maintain at all times a ratio of (i) total Debt (as defined below) less the sum of (A) up to $10,000,000 in Debt of the Borrower to Fresenius AG maturing within twelve (12) months of the date of determination and (B) the aggregate principal amount of any loans made by Fresenius AG to the Borrower and not included in the preceding clause (A), to the extent such loans shall have been subordinated to the Borrower's obligations hereunder and under the other Loan Documents in a manner satisfactory to the Bank to (ii) Consolidated Tangible Net Worth of (x) from the date hereof through but not including December 31, 1995, not more than 3.5 to 1 and (y) on and after December 31, 1995, 3.0 to 1;

         (m) comply with all applicable laws, rules, regulations and orders of any governmental authority, non-compliance with which could reasonably be expected to materially adversely affect the business or credit of the Borrower and its consolidated subsidiaries, taken as a whole, or the Borrower's ability to perform its obligations under the Loan Documents;

         (n) provide the Bank with financial statements for the first three fiscal quarters of each fiscal year (within 60 days from the closing of the respective quarterly period) and on an annual basis. Annual statements shall be supplied within 120 days from the closing of the respective annual fiscal period and shall be audited by a nationally recognized, independent accountant;

         (o) provide the Bank within 45 days after the last day of each calendar quarter with (i) lists of Eligible Receivables (as defined below); (ii) an aging report for such Eligible Receivables; and (iii) a certificate of the chief financial officer of the Borrower in the form of Exhibit E attached hereto and duly signed confirming (x) that such officer has reviewed the terms of the Loan Documents and has concluded that no Event of Default or event that would constitute such an Event of Default but for the requirement that notice be given or time elapse or both has occurred during such period or, if any such default has occurred, specifying the nature and extent thereof and, if continuing, the action the Borrower proposes to take in respect thereof and (y) the Borrower's compliance with the financial covenants set forth in this Agreement as of the end of such calendar quarter; and

         (p) provide the Bank with any other information the Bank may reasonably request from time to time.
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         B.         NEGATIVE COVENANTS

         The Borrower shall not, and shall not permit any subsidiary to:

         (a) incur, or permit to exist, any Debt other than (i) Debt incurred from the Bank under the Loan Documents and any other Debt of the Borrower or any subsidiary to the Bank whether now existing or hereafter incurred; (ii) Debt existing on the date hereof and described in Part A of the Disclosure Schedule attached hereto; (iii) any extension, renewal, or refinancing of the Debt referred to in clause (ii), provided that (x) if such Debt is unsecured, such Debt as extended, renewed or refinanced remains unsecured and (y) the terms of such Debt as extended, renewed or refinanced are no more restrictive than the terms of such Debt as of the date hereof; (iv) Debt of the Borrower to Fresenius AG to the extent that such Debt either
                 (x) matures within twelve (12) months of the date of incurrence or issuance thereof and does not exceed $10,000,000 in aggregate principal amount or (y) shall have been subordinated to the Borrower's obligations hereunder in a manner satisfactory to the Bank and (v) Debt in addition to the Debt permitted under the preceding clauses (i) through
                 (iv) of this paragraph (a) incurred after the date hereof, provided that the aggregate principal amount of such additional Debt outstanding at any one time shall not exceed $35,000,000. "Debt" shall mean, with respect to any person,
                 (i) all indebtedness of such person for borrowed money or for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business of such Person and not overdue and other than trade payables payable by the Borrower to Fresenius AG) incurred in the ordinary course of business of such Person), (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (iii) the principal component of all capitalized leases (as defined in accordance with generally accepted accounting principles) of such Person, (iv) the face amount of all letters of credit issued for the account of such person and all unreimbursed amounts drawn thereunder, (v) all indebtedness of any other person secured by any lien on any property owned by such Person, whether or not such indebtedness has been assumed, and (vi) all Contingent Obligations (as defined below) of such Person;

         (b) incur, or permit to exist, any Contingent Obligation other than (i) any Contingent Obligation under the Loan Documents and any other Contingent Obligation of the Borrower or any subsidiary to the Bank whether now existing or hereafter incurred; and (ii) Contingent Obligations existing on the date hereof and described in Part B of the Disclosure Schedule attached hereto. "Contingent Obligation" shall mean, as to any person any obligation of such person guaranteeing or intended to guarantee or having the effect of guaranteeing any Debt, leases, dividends or other obligations ("primary obligations") of any other person (the "primary obligor") in any manner, whether directly or indirectly; provided, however, that the term Contingent Obligation shall not include (i) endorsements of instruments for deposit or collection in the ordinary course of business or (ii) any guarantee by the Borrower of the primary obligations of any wholly owned subsidiary of the Borrower;

         (c) enter into any merger or consolidation or sell or lease or otherwise dispose of all or any substantial part of its assets, other than sales in the ordinary course of business; except that any subsidiary may merge into or consolidate with any other subsidiary which is wholly owned by the Borrower, and any subsidiary which is wholly owned by the Borrower may merge with or consolidate into the Borrower provided that the Borrower is the surviving corporation;
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         (d)     lend or advance money, credit or property to or invest in (by capital contribution, loan, purchase or otherwise) any firm, corporation, or other person except investments in furtherance of the Borrower's business in persons engaged in substantially the same business as the Borrower and except investments in Permitted Investments having maturities not in excess of one year. "Permitted Investments" shall mean shall mean (i) obligations of or directly and fully guaranteed by the United States of America or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States; (ii) certificates of deposit, time deposits or bankers acceptances issued by any domestic or foreign commercial bank whose long-term credit rating is at least A- or the equivalent by Standard & Poor's Rating Group and A3 or the equivalent by Moody's Investors Service, Inc.;
                 (iii) direct obligations of, the principal of and interest on which are unconditionally guaranteed by, and any other obligations the interest on which is excluded from gross income for federal income tax purposes issued by, any state of the United States, the District of Columbia or the Commonwealth of Puerto Rico, or any political subdivision, agency, authority or other instrumentality of any of the foregoing, which are rated at least AA or the equivalent by Standard & Poor's Rating Group and Aa or the equivalent by Moody's Investors Service, Inc.; (iv) commercial paper issued by any corporation rated at least A-1 or the equivalent by Standard & Poor's Rating Group and at least P-1 or the equivalent by Moody's Investors Service, Inc.; (v) instruments issued by investment companies having a portfolio 95% or more consisting of the type described above; (vi) repurchase agreements with banking institutions and securities dealers recognized as primary dealers by the Federal Reserve Bank of New York having a combined capital and surplus of not less than $250 million with respect to any of the obligations described in clauses (i) through (iii) above in which a fiduciary shall have a perfected security interest and for which a fiduciary shall hold as collateral the securities purchased or a third party shall hold as collateral the securities purchased for the benefit of the fiduciary; and
                 (vii) other investment grade instruments to be mutually agreed upon by the Bank and the Borrower;

         (e) create, assume, or permit to exist, any mortgage, pledge, lien or encumbrance of or upon, or security interest in (collectively, a "Lien"), any of its property or assets now owned or hereafter acquired except (i) Liens in favor of the Bank under the Loan Documents and any other Liens of the Borrower or any subsidiary in favor of the Bank whether now existing or hereafter created; (ii) Liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with generally accepted accounting principles; (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by Law (other than any Lien imposed under the Employee Retirement Income Security Act or pursuant to any environmental law) created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate bonds have been posted; (iv) easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of business and which do not detract materially from the value of the property to which they attach or impair materially the use thereof; (v) Liens created to secure purchase money indebtedness or capital lease indebtedness, in each case to the extent such Debt is permitted under paragraph B(a) above, provided that (x) such Liens are only in respect of the property or assets subject to, and secure only, such Debt and (y) the aggregate amount of such Debt secured by such Liens shall not exceed $12,500,000 in the aggregate at any time outstanding and (vi) customary Liens arising from or created in connection with the issuance of letters of credit for
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                 the account of the Borrower; provided that in each case such
                 Liens apply only to the raw materials, inventory, machinery or equipment in connection with the purchase of which such letter of credit was issued or to the balance of any account of the account party in respect of such letter of credit with the bank issuing such letter of credit. Notwithstanding the foregoing (i) there shall be no Liens on any of the Collateral (as defined in the Security Agreement) other than Liens in favor of the Bank and (ii) the restriction on Liens contained in this paragraph (e) shall not be deemed to extend to any Lien arising out of or deemed to arise out of any lease in respect of which the Bank, any affiliate thereof or any trustee acting on behalf of the Bank or such affiliate is the lessor and the Borrower is the lessee;

         (f) declare or pay any dividends on its capital stock (other than dividends payable solely in shares of its own common stock), or purchase, redeem, retire or otherwise acquire any of its capital stock at any time outstanding, except that (i) any subsidiary wholly-owned by the Borrower may declare and pay dividends to the Borrower, and (ii) the Borrower may declare or pay dividends on its capital stock so long as (x) no Event of Default or event that would constitute such an Event of Default but for the requirement that notice be given or time elapse or both has occurred and is continuing at the time of such declaration or payment and (y) the aggregate amount of such dividends paid or declared in any fiscal year does not exceed 50% of the consolidated net income (excluding any extraordinary gains) of the Borrower and its subsidiaries on a consolidated basis for the fiscal year immediately preceding such fiscal year;

         (g) create, assume, enter into, or permit to exist any operating lease (as defined in accordance with generally accepted accounting principles, consistently applied) if after giving effect to such operating lease the aggregate amount of payments required to be made by the Borrower and its Restricted Subsidiaries under all operating leases (other than any operating lease in respect of which the Bank, any affiliate thereof or any trustee acting on behalf of the Bank or such affiliate is the lessor) in any fiscal year will exceed the Maximum Lease Amount. The "Maximum Lease Amount" shall mean, for any fiscal year, an amount equal to (i) for the fiscal years beginning January 1, 1994 and January 1, 1995, $6,000,000 and (ii) for each fiscal year thereafter, an amount equal to the Maximum Lease Amount for the immediately preceding fiscal year plus an amount equal to 5% of such amount; and

         (h) in the case of the Borrower only, move its chief executive office, or change its name from, nor carry on business under any name other than, "Fresenius USA, Inc.", until (i) it has given to the Bank not less than 60 days' prior written notice of its intention to do so, clearly describing such new location or specifying such new name, as the case may be, and providing such other information in connection therewith as the Bank may reasonably request, and (ii) with respect to such new location or such new name, as the case may be, it shall have taken all action, satisfactory to the Bank to maintain the security interest of the Bank in the Collateral intended to be granted by the Security Agreement at all times fully perfected and in full force and effect.

V. CONDITIONS PRECEDENT

A. The obligation of the Bank to permit the first utilization of the Commitment (whether by way of advance or the issuance of a letter of credit), shall be subject to the condition precedent that (i) the Bank shall have received the following documents, each dated the date hereof and each in form and substance
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                                       8


         satisfactory to the Bank, and (ii) each of the other conditions precedent referred to below shall have been met to the Bank's satisfaction:

         (a)     a copy of this Agreement duly executed by the Borrower;

         (b)     the Note, duly executed by the Borrower;

         (c) the Bank's standard Continuing Letter of Credit Agreement (Security Agreement) in the form of Exhibit B, duly executed by the Borrower (the "Letter of Credit Agreement");

         (d) the Bank's Continuing General Security Agreement and Financing Statement in the form of Exhibit C attached hereto and duly executed by the Borrower (the "Security Agreement"), as well as the duly signed UCC-1 financing statements enclosed herewith (the "UCCs"), which UCCs shall have been filed in the following filing offices: Secretary of State of California;

         (e) copies of search reports from the Uniform Commercial Code filing offices or other registers in each jurisdiction in which the Borrower or predecessors in title of the Borrower have an office or in which assets of the Borrower or predecessors in title of the Borrower are located, as certified by an authorized officer of the Borrower, showing no filings or recordings with respect to any of the Collateral (as defined in the Security Agreement) in favor of any Person other than the Bank;

         (f) copies of all documents evidencing all necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Note, the Letter of Credit Agreement, the Security Agreement, and the UCCs (each a "Loan Document" and collectively the "Loan Documents");

         (g)     an Officer's Certificate of the Borrower to which is attached
                 (i) true and correct copies of the Borrower's charter, and bylaws, (ii) a copy of a certificate as of a recent date of the appropriate Massachusetts governmental officials attesting to the Borrower's existence and good standing as a corporation under Massachusetts law, and (iii) a copy of a certificate as of a recent date of the appropriate California governmental officials attesting to the Borrower's qualification to do business as a foreign corporation in the State of California;

         (h) a legal opinion from counsel acceptable to the Bank in the form of Exhibit D attached hereto, duly executed by such counsel; and

         (i) receipt by the Bank of the up-front fee referred to in paragraph III above.

B. The obligation of the Bank to make each advance hereunder or to issue any letter of credit (including the first such advance or letter of credit) shall be subject to the following conditions precedent:

         (a) With respect to any loan, the Bank shall have received a duly executed Notice of Borrowing; with respect to any letter of credit, the Bank shall have received the documents referred to in Section II above;

         (b) On the date of the making of such advance or the issuance of such letter of credit, the following statements shall be true, and each of the request for such advance or the request for issuance of any letter of credit and the acceptance by the Borrower of the proceeds of such advance or the
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                                       9


                 issuance of such letter of credit shall constitute a representation and warranty by the Borrower that on the date of such advance or issuance (i) the representations and warranties contained in each of the Loan Documents are correct on and as of the date of such advance or issuance, before and after giving effect to such advance or issuance and to the application of the proceeds therefrom, as though made on and as of such date, and (ii) no event has occurred and is continuing, or would result from such advance or issuance, or from the application of the proceeds therefrom, which constitutes an Event of Default (as defined below) or would constitute such an Event of Default but for the requirement that notice be given or time elapse or both; and

         (c) There has been no material adverse change in the consolidated financial condition, operations, business or assets of the Borrower since June 30, 1994;

VI.  EVENTS OF DEFAULT

If any of the following events ("Events of Default") shall occur and be continuing:

         (a) the Borrower shall fail to pay any principal of the Note when the same becomes due and payable or interest on or any other amount payable under the Loan Documents within five days of the date the same becomes due and payable;

         (b) any representation or warranty made by the Borrower (or any of its officers) under or in connection with the Loan Documents shall prove to have been incorrect in any material respect when made or deemed made;

         (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in any Loan Document on its part to be performed or observed;

         (d) the Borrower or any of its Restricted Subsidiaries shall fail to pay any principal of or premium or interest with respect to any Debt in an amount exceeding $3,000,000 United States Dollars (but excluding Debt evidenced by the Note) of the Borrower or such subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof;

         (e) the Borrower or any of its Restricted Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Restricted Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any Restricted Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (e);

         (f) Fresenius AG shall no longer own, directly or indirectly, at least 51% of the Borrower's voting capital stock;

         (g) any material judgment or order for the payment of money shall be rendered against the Borrower or any of its subsidiaries and shall remain unpaid or unsatisfied for a period of 30 days;

         (h) any default or event of default shall occur under any other Loan Document and, in the case of a default, shall continue past any applicable cure period specified therein;

         (i) any of the Loan Documents shall for any reason cease to be in full force and effect, or shall cease to give the Bank the Liens, rights, powers and privileges purported to be created thereby;

         THEN AND IN ANY SUCH EVENT the Bank (i) may, by notice to the Borrower, declare the Commitment and its obligation to make advances hereunder to be terminated, whereupon the same shall forthwith terminate, and (ii) may, by notice to the Borrower, declare the Note, all interest thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the Commitment and the obligation of the Bank to make advances hereunder shall automatically be terminated and (B) the advances, the Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.



VII.  REPRESENTATIONS AND WARRANTIES OF THE BORROWER

The Borrower hereby represents and warrants to the Bank that (a) the Borrower and each of its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) each of the Loan Documents has been duly authorized, executed and delivered and each constitutes the valid and legally binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms; (c) the execution and delivery and performance of the Loan Documents shall not violate the charter, bylaws or any instrument or agreement to which the Borrower is a party or any provision of any law, rule or regulation or any judgment applicable to it; (d) neither the Borrower nor any subsidiary is a party to or bound by, nor are any of the properties or assets owned by it or used in the conduct of its business affected by, any agreement, ordinance, resolution, decree, bond note, indenture, order or judgment, or subject to any charter or other corporate restriction, which materially and adversely affects its business, assets or condition, financial or otherwise; (e) there are no material outstanding judgments, and there are no actions or proceedings pending or threatened before any court or governmental authority, against or affecting the Borrower or any of its subsidiaries which actions or proceedings, individually or in the aggregate, if adversely determined, could have a material adverse effect on the business, assets or condition, financial or otherwise, of the Borrower; (f) neither the Borrower nor any of its subsidiaries is in default under, or in violation of any term of, any material agreement binding on it; (g) the balance sheets, profit and loss statements and other financial information of the Borrower and its subsidiaries for the period ending June 30, 1994 and heretofore furnished to the Bank present fairly the financial condition of the Borrower and each of its subsidiaries as at the dates thereof; (h) the financial condition, operations, business and assets of the Borrower and its subsidiaries has not materially adversely changed since the June 30, 1994 balance sheet and financial statements of the Borrower and its subsidiaries heretofore furnished to the Bank; (i) no part of the proceeds of any loan which is evidenced by the Note shall be used to purchase or carry any margin stock as defined in Regulation U of the Board of Governors of the Federal Reserve System; (j) the Security Agreement is effective to create, as security for the Obligations (as defined therein), a legal, valid and enforceable Lien on or security interest in all of the Collateral in favor of the Bank; (k) the Borrower is, and as to Collateral acquired by it from time to time after the date hereof, the Borrower will be, the owner of all Collateral free from all Liens; (l) other than financing statements filed in connection with the Loan Documents, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral; (m) the chief executive office of the Borrower is located at 2637 Shadelands, Walnut Creek, CA 94598; and (n) all necessary and appropriate recordings and filings have been effected with the Secretary of State of the State of California and all other necessary and appropriate public offices so that on the date hereof the Lien created by the Security Agreement constitutes a perfected Lien on and security interest in the Collateral prior and superior to all other Liens all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law.

VIII.    REPAYMENT AND PREPAYMENT

A.  MANDATORY

 On the 45th day following the end of each fiscal quarter of the Borrower, the Borrower shall prepay the outstanding loans by an amount equal to the excess, if any, of (i) the aggregate principal amount of loans outstanding at such time plus the aggregate credit extensions by way of letters of credit outstanding at such time plus the unreimbursed drawings under letters of credit at such time over (ii) an amount equal to 75% of the aggregate amount of the Borrower's Eligible Receivables (determined as of the last day of such fiscal quarter). "Eligible Receivables" shall mean, at any time, all trade receivables of the Borrower at such time other than those that are due and owing more than 60 days from the date of invoice (which date, for purposes of the foregoing, must occur promptly after the date goods are shipped or service rendered) and other than those receivable from Medicare or any other governmental, public or quasi-public account debtor ("Government Receivables") (which Government Receivables are currently designated as M2 in the Borrower's Receivables report), to the extent such Government Receivables exceed 20% of Eligible Receivables.

Notwithstanding anything in this Agreement or any Loan Document to the contrary, any and all obligations and liabilities incurred under this Agreement or any Loan Document outstanding on the Final Maturity Date shall be due and payable on such date.

B.  VOLUNTARY

The Borrower may on two days notice to the Bank prepay all or a portion (in minimum principal amounts of $1,000,000 or more) of the outstanding principal of any domestic dollar loan made hereunder, together with interest due through the day of such prepayment.

The Borrower shall repay Eurodollar loans on the last day of the Interest Period therefor, in accordance with the terms of the Note.

IX.  INCREASED COSTS; BREAKAGE; CAPITAL ADEQUACY; FEES AND EXPENSES

In the event that a determination is made by the Bank in its sole discretion that reserves must be maintained with any Federal Reserve Bank of the United States, with any other governmental authority whatsoever or otherwise pursuant to any Regulation of the Board of Governors of the Federal Reserve System or otherwise, in connection with the Eurodollar loans evidenced hereby or the funding thereof, the undersigned agrees to pay and hold the Bank harmless from and against the cost of acquiring and/or maintaining any such reserves.


If any principal payment is made under the Note for any reason whatsoever on a date other than the maturity date, the undersigned (i) shall pay interest accrued thereon and (ii) shall, in the case of a Eurodollar loan, on demand indemnify the Bank against all losses, including loss of profit and expenses, suffered by it in liquidating or otherwise employing deposits acquired to fund such loans until the stated maturity. A certificate of the Bank as to the amount required to be paid by the undersigned under this paragraph shall accompany such demand and shall be, except in the case of manifest error or in the absence of good faith, final and conclusive.

In the event that a determination is made by the Bank in its sole discretion that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations to the undersigned or of the loans to the undersigned evidenced hereby to a level below that which the Bank could have achieved but for such adoption, change, or compliance, the undersigned promises to pay on demand to the Bank such additional amount or amounts as shall compensate the Bank for such reduction. A certificate of the Bank as to the amount required to be paid by the undersigned under this paragraph shall accompany such demand and shall be, except in the case of manifest error or in the absence of good faith, final and conclusive.

Except as provided in Section IV. A. (g) hereof, the Borrower shall pay the Bank's costs and expenses (including reasonable attorney's fees) incurred in the administration and enforcement of the Loan Documents and the loans evidenced thereby. The Borrower agrees that the Bank may debit any of the Borrower's accounts with the Bank (with prior notice to the Borrower) with respect to amounts due under the Loan Documents (including, without limitation, the Bank's commissions and fees) and all charges and expenses paid or incurred by the Bank in connection with the Commitment.

X.   GOVERNING LAW; SUBMISSION TO JURISDICTION

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

To the extent permitted by applicable law, any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof to the extent permitted by applicable law, the Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees, to the extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed in any other jurisdiction.

Each of the Borrower and the Bank hereby irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Agreement or any other Loan Document or any matter arising hereunder or thereunder.


Please signify your agreement with the foregoing terms and conditions by signing and returning to the Bank the enclosed copy of this Agreement together with the documentation referred to above.


                                        Sincerely yours,

                                        Deutsche Bank AG
                                        Los Angeles Branch/
                                        New York Branch/
                                        Cayman Islands Branch




   Michael U. Hotze                                   Christine N. Lane
   Managing Director                                  Assistant Vice President

AGREED TO AND ACCEPTED BY:
FRESENIUS USA, INC.

By:                                             By:
   ------------------------                        -----------------------

Title:                                       Title:
       ------------------------                    -----------------------

Date:  March     , 1995
            ----

                    List of Attached Exhibits and Schedules

Disclosure Schedule
     Part A: Existing Debt
     Part B: Existing Contingent Liabilities

Exhibit A: Form of Note

Exhibit B: Form of Continuing Letter of Credit Agreement

Exhibit C: Form of Continuing General Security Agreement and Financing
Statement

Exhibit D: Form of  Legal Opinion

Exhibit E: Form of Compliance Certificate

Exhibit F: Form of Letter of Credit Application

Exhibit G: Form of Notice of Borrowing